Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S−1 of InnovaQor, Inc. of our report dated April 17, 2023, relating to our audits of the December 31, 2022 and 2021 consolidated financial statements of InnovaQor, Inc., which appears in InnovaQor’s Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Haynie & Company
Haynie & Company
Salt Lake City, Utah
July 17, 2023